FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2007

New York, N.Y., May 7, 2007 - Resource Capital Corp. (NYSE: RSO) (the "Company" or “RCC”), a real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, higher-yielding commercial finance assets, reported net income of $9.4 million or $0.38 per share-diluted (weighted-average shares of 24,837,709) for the first quarter ended March 31, 2007 as compared to net income of $5.2 million or $0.31 per share-diluted (weighted-average shares of 16,752,520) for the first quarter ended March 31, 2006, an increase of $4.2 million (81%) and $0.07 (23%) per share-diluted, respectively. The number of shares outstanding increased by over 37% primarily due to a follow-on offering completed December 15, 2006.

Highlights for the first quarter ended March 31, 2007 and recent developments include:

•	Recorded regular dividend distribution of $0.39 per share, an increase of 18% from the quarter ended March 31, 2006.

•	Priced third collateralized loan obligation (“CLO”) with a weighted-average cost of liabilities of LIBOR plus 0.51%.

•	Acquisition of $486.3 million of total assets.

•	Over $225.0 million of commercial real estate loans and future funding obligations committed.

Estimated REIT taxable income for the first quarter ended March 31, 2007 was $9.7 million or $0.39 per share-diluted.

Jonathan Cohen, CEO and President of RCC, commented, “We continue to grow our commercial real estate and commercial loan businesses as evidenced by the $486 million of total assets originated, committed to and invested in during this quarter. We expect to originate between $450 and $500 million of commercial real estate deals, including future funding obligations, in the first two quarters of 2007. Our mix has truly changed as evidenced by in excess of 65% of our production being self-originated whole loans. Although credit spread widening affected a small portion of our equity investment portfolio, we expect our match-funding strategy and origination capability to produce stable and growing dividends. We continue to anticipate moving the dividend up substantially over the next three quarters as we invest the capital raised in the December 2006 offering.”

Additional Highlights for the first quarter ended March 31, 2007 and recent developments include:

•
The Company paid a regular quarterly dividend of $0.39 per share on 24,995,217 common shares for the first quarter of 2007, an increase of $0.01 per share, or 3.0% from the regular dividend paid for the fourth quarter of 2006. This distribution was paid on April 16, 2007 to all shareholders of record on March 30, 2007.

•	The Company’s net interest income increased by $5.0 million (61%) to $13.2 million for the quarter ended March 31, 2007 as compared to $8.2 million for the same period in 2006.

•	The Company’s total assets grew by $325.1 million during the three months ended March 31, 2007, primarily in commercial real estate and commercial finance assets as detailed below.

Commercial Real Estate

•
The Company continued to increase its investment in commercial real estate loans. RCC produced new loans, on a gross basis, of $228.0 million during the first quarter ended March 31, 2007. The portfolio of loans (net of sales, repayments and discounts) also grew by $75.9 million to $732.0 million at March 31, 2007 from $656.1 million at December 31, 2006 not including future funding obligations of $51.9 million. The Company sold $41.2 million of its commercial real estate loans and $29.9 million of CMBS to diversify its potfolio.

The following table summarizes the Company’s commercial real estate (“CRE”) loan origination activities and future funding obligations, at par, for the three months, nine months and 12 months ended March 31, 2007 (in millions, except percentages):

	Three Months Ended March 31, 2007	Nine Months Ended March 31, 2007	12 Months Ended March 31, 2007	Floating Weighted Average Spread	Weighted Average Fixed Rate
Whole loans	$118.9	$311.4	$311.4	2.96%	7.32%
Whole loans, future funding obligations	51.9	51.9	51.9
A notes	−	22.5	22.5	1.35%	N/A
B notes	−	66.2	110.7	3.39%	7.57
Mezzanine loans	29.6	121.0	179.1	2.60%	8.13
CMBS	27.6	57.7	57.7	N/A*	6.84
New loans production	228.0	630.7	733.3
Sales of real estate loans	(41.2)	(41.2)	(41.2)
Sales of CMBS	(29.9)	(29.9)	(29.9)
Payoffs	(27.6)	(60.6)	(77.1)
Principal pay downs	(0.6)	(6.3)	(6.3)
Whole loans, future funding obligations	(51.9)	(51.9)	(51.9)
Net - new loans	76.8	440.8	526.9
Discounts	(0.9)	(1.3)	(7.1)
New loans, net of discounts	$75.9	$439.5	$519.8

*	Weighed average floating rate coupon of 5.82% at March 31, 2007.

Commercial Finance

•
RCC accumulated bank loan assets of $258.3 million during the first quarter for an anticipated third CLO closing in the second quarter of 2007. The loans earned a weighted-average spread of LIBOR plus 2.06% as of March 31, 2007. The loans are currently being financed by a warehouse facility with a balance of $254.0 million and a weighted average rate of LIBOR plus 0.625% as of March 31, 2007. The Company priced Apidos Cinco CLO which will purchase and match-fund these loans. The weighted-average cost of liabilities will be LIBOR plus 0.51% once this CLO closes in May 2007 .

•
RCC’s bank loan portfolio, excluding the accumulation of loans for the third CLO, ended the period with total investments of $618.3 million, at cost, with a weighted-average spread of LIBOR plus 2.28%. The balance of the company’s bank loan portfolio is match-funded through two CLO issuances with a weighted-average cost of LIBOR plus 0.46%.

•
RCC’s commercial finance subsidiary ended the quarter with $87.9 million in direct financing leases and notes at a weighted-average rate of 8.74%. The Company’s leasing portfolio is match-funded through a secured term facility, which had a balance of $84.5 million as of March 31, 2007 and a weighted-average interest rate of 6.33%.

Corporate Matters

•
RCC closed a $150.0 million term repurchase facility on April, 20, 2007 with NATIXIS Real Estate Capital for a term of up to three (3) years with a one year extension option. The facility will be used as a warehouse facility to finance the purchase of commercial real estate loans, including whole mortgage loans, A-notes, B-notes, CMBS and subordinated debt including preferred equity.

•
RCC shareholders exercised warrants for 324,878 common shares, representing 21% of the 1,568,244 warrants issued, at $15.00 per share generating additional capital of $4.9 million during the first quarter of 2007. The Company’s stockholders received one warrant on January 13, 2006 for each ten shares of common stock and restricted stock held as of January 4, 2006. The warrants expire on January 13, 2009.

Capital Allocation

As of March 31, 2007, RCC had allocated its equity capital among its targeted asset classes as follows: 77% in commercial real estate loans, 15% in commercial bank loans, 7% in asset-backed securities (“ABS”) and 1% in direct financing leases and notes.

Balance Sheet Summary

At March 31, 2007, RCC’s investment portfolio including cash and restricted cash totaled $2.1 billion and consisted of the following: $759.1 million of commercial real estate-related investments, $871.6 million of bank loans, $325.4 million of ABS, $87.9 million of direct financing leases and notes and $62.8 million of temporary cash investments and restricted cash. At March 31, 2007, RCC’s investment portfolio was financed with $1.8 billion of total indebtedness and included the following: $1.2 billion of senior notes issued by collaterlized debt obligations secured primarily by commercial real estate-related investments, mortgage-backed securities, bank loans and other asset-backed securities; $208.5 million of repurchase agreements secured by commercial real estate-related investments, $254.0 million through a warehouse facility secured by a portfolio of bank loans, $84.5 million through a term facility secured by equipment leases and notes and $51.5 million of unsecured junior subordinated debentures.

Book Value

The Company’s book value per common share at March 31, 2007 was $11.82 as compared to $13.33 at December 31, 2006, an 11% decrease, caused primarily by an unrealized loss on our ABS-RMBS portfolio marked through other comprehensive income. Total stockholders’ equity was $295.4 million at March 31, 2007 as compared to $317.6 million at December 31, 2006. Total common shares outstanding were 24,995,217 at March 31, 2007 as compared to 23,821,434 at December 31, 2006.

Investment Portfolio

The table below summarizes the amortized cost and estimated fair value of the Company’s investment portfolio as of March 31, 2007, classified by interest rate type. The following table includes both (i) the amortized cost of the Company’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the estimated fair value of our investment portfolio and the related dollar price, which is computed by dividing the estimated fair value by par amount (in thousands, except percentages):

	Amortized cost	Premium/ discount to par	Fair value	Market value to par	Unrealized gains/losses	Period change
March 31, 2007
Floating rate
ABS-RMBS	$339,842	99.28%	$299,476	87.49%	$(40,366)	-11.79%
CMBS	387	100.00%	390	100.78%	3	0.78%
CMBS-private placement	14,839	98.93%	14,722	98.15%	(117)	-0.78%
Other ABS	18,480	99.56%	18,451	99.41%	(29)	-0.15%
A notes	22,512	100.05%	22,512	100.05%	−	0.00%
B notes	139,571	100.01%	139,571	100.01%	−	0.00%
Mezzanine loans	134,454	100.05%	134,454	100.05%	−	0.00%
Whole loans	233,787	99.14%	233,787	99.14%	−	0.00%
Bank loans	871,633	100.14%	872,713	100.26%	1,080	0.12%
Total floating rate	$1,768,234	99.81%	$1,728,822	97.58%	$(39,412)	-2.23%
Fixed rate
ABS-RMBS	$6,000	100.00%	$4,807	80.12%	$(1,193)	-19.88%
CMBS	27,560	98.81%	26,730	95.83%	(830)	-2.98%
CMBS - Private Placement	12,588	99.90%	12,600	100.00%	12	0.10%
Other ABS	2,866	100.00%	2,680	93.51%	(186)	-6.49%
B notes	56,297	100.22%	56,297	100.22%	−	0.00%
Mezzanine loans	84,021	94.26%	84,021	94.26%	−	0.00%
Whole loans	34,030	98.97%	34,030	98.97%	−	0.00%
Equipment leases and notes	87,934	100.00%	87,934	100.00%	−	0.00%
Total fixed rate	$311,296	98.20%	$309,099	97.51%	$(2,197)	-0.69%
Grand total	$2,079,530	99.56%	$2,037,921	97.57%	$(41,609)	-1.99%

About Resource Capital Corp.

Resource Capital Corp. is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes. RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, higher-yielding commercial finance assets. RCC invests in the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly owned subsidiary of Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the Company’s website at www.resourcecapitalcorp.com or contact investor relations at pschreiber@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on the Company’s loans or on loans underlying the Company’s investments;

•	adverse market trends which may affect the value of real estate and other assets underlying the Company’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and the Company’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which the Company is subject, see Item 1A, “Risk Factors” included in the Company’s annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

The Company cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains the Company’s consolidated balance sheets, consolidated statements of operations and a reconciliation of the Company’s estimated REIT taxable income to it’s GAAP net income.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Cash and cash equivalents	$14,517	$5,354
Restricted cash	48,298	30,721
Due from broker	1,883	2,010
Securities available-for-sale, at fair value	379,856	420,997
Loans held for investment	1,576,305	1,240,288
Direct financing leases and notes	87,934	88,970
Investments in unconsolidated entities	1,548	1,548
Accrued interest receivable	12,498	8,839
Principal paydown receivables	1,496	503
Other assets	3,579	3,599
Total assets	$2,127,914	$1,802,829
LIABILITIES
Borrowings	$1,806,693	$1,463,853
Distribution payable	9,748	7,663
Accrued interest expense	9,161	6,523
Derivatives, at fair value	3,457	2,904
Accounts payable and other liabilities	3,438	4,335
Total liabilities	1,832,497	1,485,278
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001: 500,000,000 shares authorized; 24,995,217 and 23,821,434 shares issued and outstanding (including 303,945 and 234,224 unvested restricted shares)	25	24
Additional paid-in capital	355,707	341,400
Deferred equity compensation	-	(1,072)
Accumulated other comprehensive loss	(46,485)	(9,279)
Distributions in excess of earnings	(13,830)	(13,522)
Total stockholders’ equity	295,417	317,551
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,127,914	$1,802,829

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES
Securities	$7,396	$16,372
Loans	30,281	11,019
Leases	1,910	506
Interest income − other	423	1,536
Interest income	40,010	29,433
Interest expense	26,789	21,202
Net interest income	13,221	8,231

Net realized gains (losses) on securities available-for-sale	70	(699)
Other income	36	−
Total revenues	13,327	7,532

EXPENSES
Management fee expense − related party	2,032	993
Equity compensation expense − related party	486	582
Professional services	692	261
Insurance expense	121	120
General and administrative	557	426
Total expenses	3,888	2,382
NET INCOME	$9,439	$5,150

NET INCOME PER SHARE - BASIC	$0.39	$0.31

NET INCOME PER SHARE - DILUTED	$0.38	$0.31

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	24,433,417	16,617,808

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	24,837,709	16,752,520

DIVIDENDS DECLARED PER SHARE	$0.39	$0.33

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED REIT TAXABLE INCOME (Unaudited)

Estimated REIT Taxable Income

The Company calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code. The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands):
	Three Months Ended March 31,
	2007	2006
Net income	$9,439	$5,150
Additions:
Share-based compensation to related parties	5	582
Incentive management fee expense to related party paid in shares	186	31
Capital losses from the sale of securities available-for-sale	−	1,412
Other net book to tax adjustments	41	−
Estimated REIT taxable income	$9,671	$7,175

The Company believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to the Company’s stockholders in order to maintain its status as a REIT for federal income tax purposes. Since RCC, as a REIT, expects to make distributions based on taxable earnings, RCC expects that its distributions may at times be more or less than its reported earnings. Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries. Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed by RCC. There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its earnings to the Company. Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.